As filed with the Securities and Exchange Commission on August 9, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ELECTRONIC ARTS INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2838567
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

209 Redwood Shores Parkway

Redwood City, CA 94065

(Address registrant’s principal executive offices, including zip code,)

2000 Equity Incentive Plan, as amended

2000 Employee Stock Purchase Plan, as amended

(Full title of the Plan)

Stephen G. Bené

Kyuli Oh

209 Redwood Shores Parkway

Redwood City, CA 94065

(Name and address of agent for service)

(650) 628-1500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share under the 2000 Equity Incentive Plan	10,000,000	$19.76	$197,600,000	$22,941.36
Common Stock, par value $0.01 per share under the 2000 Employee Stock Purchase Plan	3,500,000	$16.80 (3)	$58,800,000	$6,826.68
TOTAL	13,500,000	N/A	$256,400,000	$29,768.04

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock in respect of securities to be identified in the above table as a result of any stock split, stock dividend, recapitalization or other similar transaction.
(2)	Estimated solely for the purposes of determining the amount of the Registration Fee pursuant to Rule 457(c) and (h) under the Securities Act based upon the average of the high and low prices of the Registrant’s common stock on August 5, 2011 as reported on The NASDAQ Global Select Market.
(3)	For the Employee Stock Purchase Plan, the average of the high and low prices of the Registrant’s common stock on August 5, 2011 has been multiplied by 85%, which is the percentage of the trading price applicable to purchases under the Employee Stock Purchase Plan.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is filed by Electronic Arts Inc., a Delaware corporation (the “Registrant”), to register 10,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable under the 2000 Equity Incentive Plan, as amended and 3,500,000 shares of Common Stock, issuable under the 2000 Employee Stock Purchase Plan, as amended.

Pursuant to General Instruction E, the contents of Registrant’s Form S-8 Registration Statement, No. 333-39432, filed on June 16, 2000; Registrant’s Form S-8 Registration Statement, No. 333-44222, filed on August 21, 2000; Registrant’s Form S-8 Registration Statement, No. 333-67430, filed on August 13, 2001; Registrant’s Form S-8 Registration Statement, No. 333-99525, filed on September 13, 2002; Registrant’s Form S-8 Registration Statement, No. 333-107710, filed on August 6, 2003; Registrant’s Form S-8 Registration Statement, No. 333-117990, filed on August 6, 2004; Registrant’s Form S-8 Registration Statement, No. 333-127156, filed on August 3, 2005; Registrant’s Form S-8 Registration Statement, No. 333-138532, filed on November 8, 2006; Registrant’s Form S-8 Registration Statement, No. 333-145182, filed on August 7, 2007; Registrant’s Form S-8 Registration Statement, No. 333-152757, filed on August 4, 2008; Registrant’s Form S-8 Registration Statement, No. 333-161229, filed on August 10, 2009, and Registrant’s Form S-8 Registration Statement, No. 333-168680, filed on August 9, 2010 are hereby incorporated by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein and shall be deemed to be a part hereof:

(1)	The Registrant’s latest Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (1) above; and

(3)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act together with any amendment or report filed with the Commission for the purpose of updating such disclosure.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

ITEM 5.	EXPERTS

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Stephen G. Bené, Senior Vice President, General Counsel and Secretary of the Registrant.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The provisions of Section 145 of the Delaware General Corporation Law and Article 6 of the Registrant’s Amended and Restated Bylaws provide for indemnification for expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any person is or was a director, officer or employee of the Registrant. This indemnification may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities arising under the Securities Act of 1933, as amended. In addition, Article 7 of the Registrant’s Amended and Restated Certificate of Incorporation provides that the Registrant’s directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transactions for which the director derived an improper personal benefit. Article 7 of the Registrant’s Amended and Restated Certificate of Incorporation further provides that if any amendment to the Delaware General Corporation Law further eliminates or limits the liability of a director of a corporation incorporated in Delaware, the liability of the Registrant’s directors shall be eliminated to the fullest extent then permissible under Delaware law. The Registrant has entered into indemnity agreements with each of its current directors to give such directors additional contractual assurances regarding the scope of indemnification and liability limitation set forth in the Delaware General Corporation Law and the Registrant’s Certificate of Incorporation and Bylaws. The Registrant maintains an insurance policy against claims regarding errors or omissions of any of Registrant’s directors or executive officers while acting within the scope of their duties to the Registrant.

ITEM 8.	EXHIBITS

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

5.1	Opinion of Stephen G. Bené, Senior Vice President, General Counsel and Secretary

10.1*	Registrant’s 2000 Equity Incentive Plan, as amended, and related documents (incorporated by reference to Exhibit 10.1 of the Registrant’s Current report on Form 8-K as filed on July 29, 2011 File No. 000-17948)

10.2*	Registrant’s 2000 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.2 of the Registrant’s Current report on Form 8-K as filed on July 29, 2011 File No. 000-17948)

15.1	Letter re: Unaudited Interim Financial Information

23.1	Consent of Stephen G. Bené, Senior Vice President, General Counsel and Secretary (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 9th day of August, 2011.

ELECTRONIC ARTS INC.

By:	/S/ STEPHEN G. BENÉ
Stephen G. Bené Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Eric F. Brown and Stephen G. Bené and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
Chief Executive Officer:

/S/ JOHN S. RICCITIELLO	Chief Executive Officer	August 9, 2011
John S. Riccitiello

Principal Financial Officer:

/S/ ERIC F. BROWN	Executive Vice President,	August 9, 2011
Eric F. Brown	Chief Financial Officer

Principal Accounting Officer:

/S/ KENNETH A. BARKER	Senior Vice President,	August 9, 2011
Kenneth A. Barker	Chief Accounting Officer

Directors:

/S/ LEONARD S. COLEMAN	Director	August 9, 2011
Leonard S. Coleman

/S/ JEFFREY T. HUBER	Director	August 9, 2011
Jeffrey T. Huber

/S/ GERALDINE B. LAYBOURNE	Director	August 9, 2011
Geraldine B. Laybourne

/S/ GREGORY B. MAFFEI	Director	August 9, 2011
Gregory B. Maffei

/S/ VIVEK PAUL	Director	August 9, 2011
Vivek Paul

/S/ LAWRENCE F. PROBST III	Chairman of the Board	August 9, 2011
Lawrence F. Probst III

/S/ JOHN S. RICCITIELLO	Director	August 9, 2011
John S. Riccitiello

/S/ RICHARD A. SIMONSON	Director	August 9, 2011
Richard A. Simonson

/S/ LINDA J. SRERE	Director	August 9, 2011
Linda J. Srere

/S/ LUIS A. UBIÑAS	Director	August 9, 2011
Luis A. Ubiñas

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Stephen G. Bené, Senior Vice President, General Counsel and Secretary

10.1*	Registrant’s 2000 Equity Incentive Plan, as amended, and related documents (incorporated by reference to Exhibit 10.1 of the Registrant’s Current report on Form 8-K as filed on July 29, 2011 File No. 000-17948)

10.2*	Registrant’s 2000 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.2 of the Registrant’s Current report on Form 8-K as filed on July 29, 2011 File No. 000-17948)

15.1	Letter re: Unaudited Interim Financial Information

23.1	Consent of Stephen G. Bené, Senior Vice President, General Counsel and Secretary (included in Exhibit 5.1)

23.2	Consent of KPMG, Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference